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                                                                EXHIBIT 10.23


                      AGREEMENT FOR MEDICAL DIRECTORSHIP


        THIS AGREEMENT is made this 1st day of April, 1992, by and between SmithKline Beecham Clinical Laboratories, Inc., a Delaware corporation, with a principal office located at 4225 East Fowler Avenue, Tampa, Florida 36617 ("SBCL") and Derrick and Associates Pathology, P.A., a professional corporation organized under the laws of the state of Florida with a principal office located at 8100 Chancellor Drive, Suite 130, Orlando, Florida 32809 ("Association").


                                  WITNESSETH

        WHEREAS, SBCL is a corporation organized under the laws of the state of Delaware which owns and operates or manages clinical laboratories or provides laboratory services, management support and reference testing to laboratories which perform various tests for the purpose of providing information for the diagnosis, prevention or treatment of disease or the assessment of medical conditions; and

        WHEREAS, Association is a professional corporation organized under the laws of the state of Florida, which employs physicians who are duly licensed to practice medicine in the state of Florida and specialists that are Board Certified in the fields of anatomic and clinical pathology; and

        WHEREAS, SBCL owns a laboratory facility located at 7520 Commerce Center, Orlando, Florida 32819 (the "Laboratory") for which professional pathology services and medical director services are needed from time to time to ensure its proper operation; and

        WHEREAS, SBCL desires to contract with Association for the provision by Association of clinical pathology and medical director services to the Laboratory and to compensate Association therefor; and

        WHEREAS, Association desires to provide clinical pathology and medical director services to SBCL; and

        WHEREAS, Association and SBCL desire to provide a statement of their respective rights, obligations and duties in connection with the performance of services hereunder.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

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A.      RESPONSIBILITIES OF ASSOCIATION

        1.      Medical Director.       Association agrees to make available to
the Laboratory the services of a qualified pathologist, who shall be designated by Association (subject to SBCL's approval and consent), to perform the duties of Medical Director of the Laboratory ("Medical Director") and qualified substitutes on a temporary basis when the appointed Medical Director of that facility is temporarily absent. If Association is unable to designate a qualified pathologist who meets with SBCL's approval to act as a replacement or substitute Medical Director for the Laboratory, SBCL may terminate this Agreement as set forth in paragraph D 2 hereof. Said Medical Director will initially be on-site at the Laboratory a minimum of four (4) hours per week.
As the testing activities of the Laboratory increase, the number of hours on-site shall be increased accordingly as agreed by Association and SBCL.

        2.      Responsibilities of Medical Director.

                a. Director of Laboratory. Medical Director shall act as Director of the Laboratory and shall be responsible for the administration of all technical and scientific operations of the Laboratory, including supervision of testing procedures and result reporting. Medical Director shall be responsible for ensuring that the Laboratory is in compliance with all applicable local, state and federal laws, rules and regulations.

                b.      Quality Assurance.      Medical Director will be a
participating member of SBCL's Quality Assurance Committee, which includes participating in national quality assurance assignments at SBCL's request.
Each week Medical Director will devote at a minimum thirty percent (30%) of Medical Director's on-site time at the Laboratory to qualify assurance matters.

        3.      Additional Professional Services.       At such time as SBCL
requires professional pathology services and medical direction for any additional laboratory or laboratories which SBCL owns or provides management support in the Florida counties of Brevard, Orange, Osceola, Seminole, Indian River, Lake, Okeechobee, St. Lucie and Volusia, Association agrees to provide clinical pathology services and a medical director (subject to SBCL's approval and consent) upon the request of SBCL, unless the parties mutually agree that Association need not perform these additional services. Additional compensation for such services will be negotiated in good faith as required. SBCL retains the right to choose the pathology group and medical director for the additional laboratory or laboratories at its sole discretion.

        4.      Nondisclosure of Proprietary Information.

                a.      Proprietary Information.        Association acknowledges
that this Agreement creates a relationship of confidence and trust


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between the parties with respect to any information disclosed by SBCL to
Association during the course of this Agreement including, but not limited to, secret processes, formulas, trade secrets, techniques, inventions (whether or not patentable) and know-how (hereinafter collectively called "proprietary information"). Association agrees to hold such proprietary information communicated to it by SBCL and documents containing it such as customer lists, specifications, sales and service manuals, samples and correspondence, in trust and confidence at all times during the term of this Agreement and after its termination and will refrain from using or disclosing any such proprietary information except when acting pursuant to this Agreement.

        b. Nondisclosure. All proprietary information received from SBCL either prior to this Agreement or during its existence shall remain the property of SBCL, shall be treated as proprietary by Association, shall be treated with the same degree of care with which Association treats its own proprietary information, and shall not be divulged or disclosed to others except with the prior written consent of SBCL. Association agrees that it will not, without prior written consent of SBCL, communicate proprietary information to any person or organization other than to those of Association's partners, associates, employees, agents or representatives to whom it shall be necessary to disclose it in order to carry out the purposes of this Agreement. Association agrees to use its best efforts to prevent its partners, associates, employees, agents or representatives from disclosing any proprietary information to any other person or organization. Association will promptly return all such proprietary information provided in written form upon the written demand therefor by SBCL.

        c. Exceptions. The provisions of this paragraph 4 shall not apply to the extent (i) the information is in the public domain or is publicly known,
(ii) the Association obtains said information from a third party who is not under any duty of confidentiality, (iii) any disclosure is made with the consent of SBCL or is otherwise required in order for the Association to fulfill its duties and obligations under this Agreement, or (iv) the Association is compelled to do so by legal process or the disclosure is otherwise required by applicable law.

B.  RESPONSIBILITIES OF SBCL

    1. Fees. SBCL shall pay Association for the professional services rendered Twenty-four Thousand Dollars ($24,000.00) per year. Such fee-for service remuneration shall be paid in equal monthly installments of Two Thousand Dollars ($2,000.00) per month on the last day of each month following the month in which services have been provided by Association hereunder. The installments must at all times, comply with all applicable laws, rules, regulations and contractual arrangements with third-party payors.



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        2.  Nonsolicitation.  During the term of this Agreement and any renewals thereof and continuing for a period of one (1) year following expiration, nonrenewal or termination of this Agreement, SBCL agrees not to solicit directly or indirectly the services, including employment or consulting agreements, of any person employed by Association without the consent of Association which consent shall not be unreasonably withheld.

C.  PROFESSIONAL LIABILITY INSURANCE AND NOTICE

        1. Professional Liability Insurance Coverage. Each party shall obtain and maintain at its own expense respectively, professional liability insurance, or in the case of SBCL only self-insurance, in the minimum amount of One Million Dollars ($1,000,000) per claim/occurrence and Three Million Dollars ($3,000,000) in the aggregate to cover said party for any and all liability it may have with respect to the provision of services pursuant to this Agreement or with respect to its responsibilities hereunder.

        2. Notice. Each party hereto shall promptly notify the other in writing of any claim asserted against the other party, or any of either party's employees, agents, servants or representatives, relating to the services provided under this Agreement or the responsibilities hereunder, and further shall promptly deliver to the other party a true copy of any such claim including, but not limited to, a true copy of any summons or other process, pleading or notice issued in any lawsuit or other proceeding to assert or enforce any such claim.

D.   TERM AND TERMINATION

        1. Initial Term and Renewal. This Agreement shall commence on the 1st day of April, 1992 and shall remain in effect for an initial term of one (1) year. Thereafter, this Agreement shall automatically renew for successive terms of three (3) years subject to all terms and conditions herein contained (except that the installments provided for in paragraph B.1, above, are subject to review and adjustment on an annual basis), unless and until either the Association or SBCL shall give the other party written notice not less than ninety (90) days prior to expiration of the then current term of its intention to terminate this Agreement as of the expiration of the initial or any subsequent yearly term.

        2. Termination. This Agreement will immediately and automatically terminate on and as of the date any of the following to occur:

            a. Default. Failure of either party to comply with any of the material terms of this Agreement after thirty (30) days written notice of such failure or violation by the other party


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giving notice of such default or noncompliance and written notice of its intention to so terminate, unless within such thirty (30) day period the defaulting party has cured such default; or

        b. Discontinuance of Operations. Discontinuance of its operations by either party by law or otherwise for a period of fifteen (15) or more days; or

        c. Bankruptcy. The filing of a petition in bankruptcy by either party or the making by either party of any assignment for the benefit of creditors; or if any involuntary petition in bankruptcy or petition for an arrangement pursuant to the Bankruptcy Act is filed against either party and is not dismissed within thirty (30) days; or if a receiver is appointed for the business of either party, or any part thereof.

        d. Sale of Association. The sale of the Association or any part of the Association or any part of the Association to a third party.

        e. SBCL may terminate this Agreement immediately upon written notice to Association under the following circumstances:

            (1) Medical Director is charged with gross misconduct of either a professional or personal nature, or engages in other conduct which is grounds for immediate discharge without pay under SBCL's personnel policies; or

            (2) Medical Director is convicted of a crime other than a minor traffic violation; or

            (3) Medical Director has his or her right to practice medicine in the State either suspended, lapsed, revoked, or placed under probation, or is excluded from the Medicare or Medicaid programs, or fails to maintain his or her standing as a Board-Certified clinical and anatomic pathologist or licensed cytotechnologist; or

            (4) Medical Director has guardian or conservator of the person or estate appointed by a court of competent jurisdiction; or

            (5) Medical Director becomes permanently disabled to the extent he or she is unable to perform the duties required by this Agreement and ABCL does not approve the pathologist designated by Association to act as the replacement or substitute for the Medical Director.




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This subparagraph e. shall not apply if, within thirty (30) days after the receipt by the Association of said notice, the Association in regard to said Medical Director either terminates said Medical Director or undertakes said actions as are necessary so that said Medical Director will no longer be involved in the rendering of services to SBCL under this Agreement and Association designates a pathologist who is approved by SBCL to act as the replacement or substitute for the Medical Director.

E.  Miscellaneous

    1. Nonbreach. Each party represents and warrants that execution of and performance under this Agreement shall not constitute or cause a breach of any other agreement between that party and any third party.

    2. Entire Agreement; Amendments. This Agreement contains the entire understanding between the parties hereto and supersedes any and all prior agreements, understandings and arrangements between the parties relating to the subject matter hereof. No amendment, change, modification or alteration of the terms and conditions hereof shall be binding unless evidenced by a writing signed by all the parties hereto.

    3. Waiver. The failure of any party to this Agreement to exercise or enforce any right conferred upon it hereunder shall not be deemed to be a waiver of any such right nor operate to bar the exercise or performance thereof at any time or times thereafter, nor shall a waiver of any right hereunder at any given time, including rights to any payments, be deemed a waiver thereof for any other time.

    4. Force Majeure. No party to this Agreement shall be liable for failure to perform any duty or obligation that said party may have under the Agreement where such failure has been occasioned by any act of God, fire, strike, inevitable accident, war or any cause outside the reasonable control of the party who had the duty to perform.

    5. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable by a court of competent jurisdiction, the parties shall, if possible, agree on a legal, valid and enforceable substitute provision which is as similar in effect to the deleted provision as possible. The remaining portion of the Agreement not declared illegal, invalid or unenforceable shall, in any event, remain valid and effective for the term remaining unless the provision found illegal, invalid or unenforceable goes to the essence of this Agreement.

    6. Assignment. Without prior written consent of the other party hereto, neither party may assign any of its rights or delegate any of its obligations hereunder. Notwithstanding anything





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to the contrary herein contained, SBCL may assign its rights hereunder to
SmithKline Beecham Corporation or any of its affiliated companies without the consent of Association. Subject to the foregoing, this Agreement inures to the benefit of, and is binding upon, the successors and assigns of the parties hereto.

      7. Legislative/Regulatory Modification. In the event Medicare, Medicaid or any third-party payor, or any other federal, state or local law, rule, regulation or interpretation thereof at any time during the term of this Agreement prohibits, restricts or in any way substantially changes the method or amount of reimbursement or payment for services under this Agreement, then this Agreement shall, in good faith, be amended by the parties to provide for payment of compensation in a manner consistent with any such prohibition, restriction or change Association incurs additional costs, SBCL shall compensate Association for such additional costs. However, if as a result of any such prohibition, restriction or change Association's costs are reduced, Association shall pay SBCL an amount equal to such reduction. With respect to any such prohibitions, restriction or changes that require amendment of this Agreement, if this Agreement is not so amended in writing prior to the effective date of said change, this Agreement shall terminate, unless otherwise agreed upon.

      8. Notice. All notices hereunder shall be in writing, personally delivered or sent by certified mail, return receipt requested, addressed to the other party as follows:

          If to Association:  Derrick & Associates Pathology, P.A.
                              8100 Chancellor Drive, Suite 130
                              Orlando, Florida 32809
                              Attention: Sherry P. Larson, CEO

          If to SBCL:         SmithKline Beecham Clinical
                                 Laboratories, Inc.
                              4225 East Fowler Avenue
                              Tampa, Florida 33617
                              Attention: John B. Okkerse, Jr.,
                                         Vice President and
                                         General Manager

          With a copy to:     SmithKline Beecham
                                 Law Department (FP2225)
                              One Franklin Plaza
                              P.O. Box 7929
                              Philadelphia, Pennsylvania 19101
                              Attention: Robert F. Harchut, Esq.

                              and




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                                  Akerman, Senterfitt Edison
                                  17th Floor, Firstate Tower
                                  255 South Orange Avenue
                                  Post Office Box 231
                                  Orlando, Florida 32802-0231
                                  Attention:  Patrick T. Christiansen, Esq.

Either party may change its address to which notices shall be sent by a notice similarly sent.

         9. Execution in Counterpart. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10. Section Headings. Section headings contained in this Agreement are for reference purposes only and shall not affect, in any way, the meaning and interpretation of this Agreement.

         11. Parties as Independent Contractors. The parties to this Agreement understand and agree that no agency, employment, partnership or joint venture is created by this Agreement, and the businesses operated by SBCL and Association are separate. The parties further agree that neither party in the general agent of the other and no representation shall be made by either party that would create apparent agency, employment, partnership or joint venture. Neither party will have the authority to act for the other in any manner, nor to create obligations or debts that would be binding upon the other.

         12. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by the substantive law of the state of Florida, including all matters of construction, validity and performance, but without giving effect to Florida choice-of-law or conflict-of-law principles.

         13. No Third Party Beneficiaries. This Agreement in solely between SBCL and the Association, and no other parties shall have any rights or privileges hereunder either as third party beneficiaries or otherwise.

         14. Cross Default/Cross-Termination. This Agreement has been entered into simultaneous with the parties also entering into a certain Agreement for Professional Pathology Services (the "Pathology Services Agreement"). This Agreement and the Pathology Services Agreement shall be subject to cross default and cross termination provisions such that a default under either agreement shall be and constitute a default under the other agreement and the

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termation or expiration of one agreement shall also constitute the termination or expiration of the other agreement.

                          (INTENTIONALLY LEFT BLANK)



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        IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement in duplicate effective as of the date first above written, each party to retain a duplicate original.

                                        SMITHKLINE BEECHAM CLINICAL
                                           LABORATORIES, INC. ("SBCL")


                                        By:  /s/John B. Okkerse, Jr.
                                           -----------------------------------
                                        Name:   John B. Okkerse, Jr.
                                             ---------------------------------
                                        Title:  Vice President/General Manager
                                              --------------------------------


                                        DERRICK & ASSOCIATES PATHOLOGY
                                           P.A. ("ASSOCIATION")


                                        By:  /s/Gert G. Larbig, M.D.
                                           -----------------------------------
                                        Name:   Gert G. Larbig, M.D.
                                             ---------------------------------
                                        Title:  President
                                              --------------------------------






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